Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST, INC. ANNOUNCES EXTENSION OF EXCHANGE OFFERS
TO NOVEMBER 20, 2020, CHANGES TO THE CONSIDERATION OFFERED IN THE EXCHANGE OFFERS
AND REMOVAL OF THE FINANCING CONDITION TO THE EXCHANGE OFFERS

DALLAS, October 26, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that it is extending the expiration date (the “Expiration Date”) for its offer to exchange (as amended, the “Exchange Offers”) any and all shares of each of its series of preferred stock (the “Preferred Stock”) for cash or common stock of the Company (the “Common Stock”) from 5:00 PM, New York City time, on October 30, 2020 to 5:00 PM, New York City time, on November 20, 2020, unless the Company further extends the Exchange Offers or terminates it prior to such date.

The Company also announced that it is amending the Exchange Offers to eliminate the option to elect for cash consideration. The Company is therefore now offering to exchange each outstanding share of the following series of preferred stock for the consideration defined below:

Security	Stock Consideration Per Share
Series D Preferred Stock	5.58 shares of newly issued Common Stock
Series F Preferred Stock	5.58 shares of newly issued Common Stock
Series G Preferred Stock	5.58 shares of newly issued Common Stock
Series H Preferred Stock	5.58 shares of newly issued Common Stock
Series I Preferred Stock	5.58 shares of newly issued Common Stock

The Company also announced that it is modifying the terms of the Exchange Offers to remove the condition that the Company issue or sell securities or enter into an alternative capital raising transaction pursuant to which not less than $30,000,000 is raised on terms reasonably satisfactory to the Company in its sole discretion (the “Financing Condition”), including the required determination by the Company’s board of directors that the proceeds of the capital raising transaction can be lawfully used to fund the cash consideration offered in the Exchange Offers.

The Company previously announced that it had partially adjourned its Special Meeting of Stockholders (the “Special Meeting”) held on October 6, 2020 to provide holders of Common Stock additional time to vote on the proposed amendments to the Company’s corporate charter (the “Charter Amendment Proposal”). The Company no longer intends to seek the approval of the holders of Common Stock of the Charter Amendment Proposal, and no longer intends to make the proposed amendments in connection with the Exchange Offers. The Company, accordingly, no longer intends to reconvene the Special Meeting with respect to the Charter Amendment Proposal. As a result, any shares of Preferred Stock that are not exchanged in the Exchange Offers will remain outstanding.

Holders of Preferred Stock have certain rights that holders of Common Stock do not, including rights to dividends in priority to dividends on Common Stock and a right to receive, upon a liquidation of the Company, a preference amount out of the assets available for distribution to stockholders before any distribution can be made to holders of Common Stock. If the Company were to file for bankruptcy, holders of shares of Preferred Stock that remain outstanding would have a claim in bankruptcy that is senior to any claim holders of Common Stock would have.

As of 5:00 PM, New York City time, on October 23, 2020, 343,718 shares of 8.45% Series D Cumulative Preferred Stock, 681,439 shares of 7.375% Series F Cumulative Preferred Stock, 887,085 shares of 7.375% Series G Cumulative Preferred Stock, 411,385 shares of 7.50% Series H Cumulative Preferred Stock, and 692,248 shares of 7.50% Series I Cumulative Preferred Stock had been validly tendered and not withdrawn early, well ahead of the previous expiration date of October 30, 2020.

The Company reserves the right to terminate or further amend the terms of the Exchange Offers.

Where You Can Find Additional Information

Completion of the Exchange Offers and the Consent Solicitation are subject to certain conditions, which are set forth in more detail in the Company’s Prospectus filed with the Securities and Exchange Commission (“SEC”) on September 10, 2020 (the “Prospectus”) for the purpose of registering the Common Stock issued pursuant to the Exchange Offers under the Securities Act of 1933, as amended. The Company has also filed with the SEC a Schedule TO for the Exchange Offers and a proxy statement on Schedule 14A to solicit proxies from the holders of its Common Stock to approve the relevant items upon which the holders of the Common Stock will be entitled to vote (as amended, the “Proxy Statement”). The Prospectus and the Schedule TO will be amended to reflect the changes described in this press release. The Company may extend or terminate the Exchange Offers under certain circumstances as described in the Registration Statement.

Common stockholders who have questions about the Exchange Offers should contact our proxy solicitation firm at 1-877-787-9239 or by email at Ashford@investor.morrowsodali.com.

Preferred stockholders who have questions about the Exchange Offers should contact:

RBC Capital Markets, LLC, as Dealer Manager

Tel: (212) 618-7843
Toll-free: (877) 381-2099
Email: liability.management@rbccm.com

This does not constitute an offer of any securities for sale. Further, this communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute the solicitation of an offer to buy securities.

Investors should read the Registration Statement and the Schedule TO for the Exchange Offers as they contain important information about the Exchange Offers, the Company and the other proposed transactions. Holders of Common Stock should read the Proxy Statement and any other relevant documents because they contain important information about the Company and the proposed transactions. The Registration Statement, Schedule TO and Proxy Statement are available for free on the SEC’s website, www.sec.gov. The prospectus included in the Registration Statement and additional copies of the Proxy Statement will be available for free from the Company for the applicable shareholders of the Company.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; the ability of the Company and the Company's advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission's investigation; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.